                                AMENDMENT NO. 1
                                       TO
                              CUSTODIAN AGREEMENT



         Amendment, dated as of December 9, 1997 ("Amendment"), to the Custodian Agreement dated as of April 14, 1997 ("Original Agreement") by and between EQ Advisors Trust and The Chase Manhattan Bank.

         The parties hereto agree that Appendix A to the Original Agreement is replaced in its entirety by Appendix A attached hereto.

         Except as modified and amended hereby, the Original Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first above set forth.


EQ ADVISORS TRUST                    THE CHASE MANHATTAN BANK

By:     /s/ Peter D. Noris           By:  /s/ John K. Breitweg
        ---------------------------     ------------------------------
Name:   Peter D. Noris               Name:   John K. Breitweg
Title:  President and Trustee        Title:  Vice President

                                   APPENDIX A

                           PORTFOLIOS COVERED BY THIS
                              CUSTODIAN AGREEMENT



T. Rowe Price International Stock Portfolio:              Warburg Pincus Small Company Value Portfolio:
           Class IA and Class IB                                        Class IA and Class IB

T. Rowe Price Equity Income Portfolio:                    Merrill Lynch World Strategy Portfolio:
           Class IA and Class IB                                        Class IA and Class IB

EQ/Putnam Growth & Income Value Portfolio:                Merrill Lynch Basic Value Equity Portfolio:
           Class IA and Class IB                                        Class IA and Class IB

EQ/Putnam International Equity Portfolio:                 Lazard Large Cap Value Portfolio:
           Class IA and Class IB                                        Class IA and Class IB

EQ/Putnam Investors Growth Portfolio:                     Lazard Small Cap Value Portfolio:
           Class IA and Class IB                                        Class IA and Class IB

EQ/Putnam Balanced Portfolio:                             JPM Core Bond Portfolio:
           Class IA and Class IB                                        Class IA and Class IB

MFS Research Portfolio:                                   BT Small Company Index Portfolio:
           Class IA and Class IB                                         Class IA and Class IB

MFS Emerging Growth Companies Portfolio:                  BT International Equity Index Portfolio:
           Class IA and Class IB                                         Class IA and Class IB

Morgan Stanley Emerging Markets Equity                  BT Equity 500 Index Portfolio:
           Class IA and Class                                            Class IA and Class IB